Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

Shares of Common Stock

dated as of April 22, 2013

AEROGROW INTERNATIONAL, INC.

a Nevada Corporation

Issue Date: April 22, 2013

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, reorganization, statutory share exchange or similar transaction.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of Colorado or Ohio generally are authorized or required by law or other governmental actions to be closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means AeroGrow International, Inc., a Nevada corporation.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” per a share of Common Stock means the quotient obtained by dividing (a) an amount equal to (i) 1.34 times the trailing twelve months Adjusted Net Sales (as defined below) of the Company, plus (ii) the aggregate exercise price of outstanding In-The-Money Derivative Securities, minus (iii) Debt Outstanding (as defined below) of the Company, plus (iv)cash and cash equivalents, by (b) the total shares of Capital Stock of the Company outstanding on a Common Stock equivalent basis, including outstanding in-the-money options and warrants (excluding this Warrant) based on the Market Price of the Common Stock as of the Business Day immediately preceding the date of exercise (“In-The-Money Derivative Securities”).  “Adjusted Net Sales” means (A) the net sales of the Company under U.S. GAAP plus, (B) the cost to The Scotts Company, LLC or its Affiliates for products that exploit the Hydroponic IP (as defined in the Technology License Agreement dated April 22, 2013, between the Company and OMS Investments, Inc.) (the “Technology License Agreement”) but are not included in the net sales of the Company.  “Debt Outstanding” means the total liabilities of the Company under U.S. GAAP, less those liabilities associated with working capital (such as accounts payable of the Company) under U.S. GAAP.  An example of the calculation of the Exercise Price is attached hereto as Annex B.

“Expiration Time” has the meaning given to it in Section 3.

“Fully-Diluted Basis” means the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of Capital Stock of the Company, including this Warrant and the Shares, have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible, in accordance with their terms.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“HSR Act” has the meaning given to it in Section 4.

“Investor” means SMG Growing Media, Inc., an Ohio corporation.

“Market Price” means the average of the closing or last reported sale prices of a share of Common Stock on the OTCQB (or such other exchange or quotation system on which shares of Common Stock are primarily quoted or traded at such time) over the 30-day period immediately prior to the date of the delivery of a Notice of Exercise to the Company by the Warrantholder, or, if closing prices are not then routinely reported, the average of the last bid and asked prices of a share of Common Stock over the 30-day period ending five business days prior to such date; provided that, if there is no public market for shares of Common Stock, then the Market Price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company and reasonable acceptable to the Warrantholder for this purpose.

“Maximum Number” means, as of the date of calculation, the number of shares of Common Stock that, when added to all shares of Common Stock then owned by the Warrantholder (including Common Stock issuable (i) on conversion of the Series B Preferred, (ii) as accrued but unpaid dividends on the Series B Preferred, or (iii) as accrued but unpaid license fees under the License Agreement or the Brand License Agreement), equals 80% of the outstanding Capital Stock of the Company on a Fully Diluted Basis.  The Maximum Number shall be calculated as of the date of exercise of this Warrant, and to the extent this Warrant is exercised in part, the Maximum Number with respect to any particular exercise shall be calculated anew as of the date of such exercise of this Warrant.  An example of the calculation of the Maximum Number is attached hereto as Annex C.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with U.S. GAAP) and consistent with past practice.

 “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to substantially all holders of Common Stock, in each case whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” has the meaning given to it in Section 12.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of April 22, 2013 between the Company and the Investor, including all schedules and exhibits thereto.

 “Shares” has the meaning given to it in Section 2.

“Subsidiary” means any entity or Person that is controlled by another entity or Person. For purposes of this definition, an entity or Person controls another entity or Person if it (i) owns, controls, or holds the power to vote 25% of any class of voting securities of such other entity or Person, (ii) controls in any manner the election of a majority of the other entity’s or Person’s board of directors (or equivalent positions), or (3) has the power to exercise, directly or indirectly, a controlling influence over the management or policies of such other entity or Person.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the NYSE Amex LLC, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the NYSE Amex LLC, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market, respectively, is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“U.S. GAAP” means United States generally accepted accounting principles and practices applied consistently throughout the periods involved.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Securities Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Investor, its Affiliates or its registered assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the Maximum Number of fully paid and nonassessable shares of Common Stock, par value $0.001 per share (the “Shares”), of the Company, at a purchase price equal to the Exercise Price per Share. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock,” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. (A)  The right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time between the third anniversary of the date hereof and the eighth anniversary of the date hereof (such eighth anniversary, the “Expiration Time”), by (i) the surrender of this Warrant and Notice of Exercise attached hereto in the form of Annex A, duly completed and executed on behalf of the Warrantholder, at the office of the Company in Boulder, Colorado (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (ii) payment of the Exercise Price for the Shares thereby purchased by tendering such amount in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B) Notwithstanding anything herein to the contrary, the Warrant shall be exercisable by the Investor or any permitted transferee pursuant to Section 3(A) for shares of Common Stock.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, in the case of Common Stock, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of Shares of Common Stock then issuable upon exercise of this Warrant. The Company will (i) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, including but not limited to those Shares issuable pursuant to Section 13 of this Warrant, subject to issuance or notice of issuance on all stock exchanges on which the Common Stock is then listed or traded and (ii) maintain the listing of such Shares after issuance. The Company will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. If an Investor or permitted transferee provides the Company with written notice that it intends to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Company shall file its own responsive notification with the Federal Trade Commission and the U.S. Department of Justice as promptly as is practicable (but in no event later than 5:00 pm, New York City time, on the fifth Business Day following receipt of such written notice), and shall otherwise reasonably cooperate with such party in connection therewith. Should the Federal Trade Commission or the U.S. Department of Justice issue to the Company any request for additional information or documentary material, the Company shall substantially comply with such request as promptly as practicable. All information provided by the Investors and the Company hereunder shall be true and complete in all material respects and shall not omit any required information.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment. A Warrantholder may transfer or assign this Warrant to any Person, in whole or in part without the consent of the Company. Any transfer or assignment shall be made upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Section 13 to the extent it would result in duplicative adjustments.

(A) Business Combinations. In case of any Business Combination or reclassification of Common Stock, any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

 (B) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, respectively, or more.

(C) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(D) Adjustment for Unspecified Actions. If the Company takes any action affecting the Common Stock, other than actions described in this Section 13, which would adversely affect the exercise rights of the Warrantholder, the Exercise Price for the Warrant and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as is equitable in the circumstances.

(E) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(F) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 13(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(G) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(H) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(I) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Contest and Appraisal Rights. Upon each determination of Market Price hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 14. In the event that a determination of Market Price is disputed, such dispute shall be submitted, at the Company’s expense, to a New York Stock Exchange member firm selected by the Company and reasonably acceptable to the Warrantholder, whose determination of Market Price shall be binding on the Company and the Warrantholder.

15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Nevada and for all purposes shall be construed in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state, without giving effect to conflict of laws principles.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

17. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five (5) Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

If to the Company, to:

AeroGrow International, Inc.
6075 Longbow Dr. Suite 200,
Boulder, Colorado 80301
Attention:
Facsimile:

With copies to (which copies alone shall not constitute notice):

Hutchinson Black and Cook, LLC
921 Walnut Street, Suite 200
Boulder, CO 80302
Attention: James L. Carpenter, Jr.
Facsimile: (303) 442-6593

If to the Warrantholder:

SMG Growing Media, Inc.
14111 Scottslawn Road
Marysville, Ohio 43041
Attention: General Counsel
Facsimile: 937-578-5078

With copies to (which copies alone shall not constitute notice):

Hunton & Williams, LLP
2200 Pennsylvania Avenue, N.W.
Washington, D.C. 20036
Attention: J. Steven Patterson
Facsimile: (202) 778-2201

18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of Shares of Common Stock issuable after such action upon exercise of this Warrant, together with all Shares of Common Stock then outstanding and all Shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of Shares of Common Stock then authorized by its certificate of incorporation.

19. Entire Agreement. This Warrant and the forms attached hereto, together with the Securities Purchase Agreement, the Investor Rights Agreement, the Intellectual Property Purchase Agreement, the Technology License Agreement, the Brand License Agreement, the Collaboration Agreement and the Supply Chain Services Agreement, together with and the schedules and exhibits thereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

COMPANY:

AEROGROW INTERNATIONAL, INC.

By: /s/ J. Michael Wolfe
Name: J. Michael S. Wolfe
Title: President and Chief Executive Officer

INVESTOR:

SMG GROWING MEDIA, INC.

By: /s/ Vincent C. Brockman
Name: Vincent C. Brockman
Title: Executive Vice President and Secretary

[Signature Page to Warrant]

Annex A
[Form Of Notice Of Exercise]

Date:

TO:	AeroGrow International, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

Annex B

Example Calculation of Exercise Price

AeroGrow Net Sales	$20,000,000
Scotts Cost of Product exploiting Hydropic IP not included in AeroGrow Net Sales	$5,000,000
Outstanding Capital Stock on a Common Equivalent Basis	11,000,000 shares
Outstanding In-the-Money Options and Warrants	1,000,000
Aggregate Exercise Price of Outstanding In-the-Money Options and Warrants	$500,000
Debt Outstanding net of cash	$200,000
Exercise Price:	[1.34 ($20,000,000 + $5,000,000) + $500,000 - $200,000] ÷ 11,000,000 + 1,000,000 $2.8167

Annex C

Example Calculation of Maximum Number

Outstanding Common Stock on a Fully Diluted Basis	13,000,000 shares
Number of Common Stock Equivalent Shares Owned by Scotts and Affiliates	5,000,000 shares
Number of Fully Diluted Shares Not Owned by Scotts & Affiliates Maximum % Maximum Number	8,000,000 80% 4 X (8,000,000 - 5,000,000 27,000,000